UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

Blue Apron Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38134	81-4777373
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 Liberty Street New York, New York	10005
(Address of Principal Executive Offices)	(Zip Code)

(347) 719-4312

 (Registrant’s telephone number, including area code)

40 West 23rd Street, New York, New York 10010

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	APRN	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01        Entry into a Material Definitive Agreement.

On October 25, 2019, Blue Apron Holdings, Inc. (the “Company”) entered into Amendment No. 5 (the “Amendment”) to the Revolving Credit and Guaranty Agreement, dated as of August 26, 2016, as amended (the “Credit Agreement”), by and among the Company, Blue Apron, LLC, a wholly-owned subsidiary of the Company, certain other subsidiaries of the Company party thereto as subsidiary guarantors, the lenders party thereto (the “Lenders”), and Morgan Stanley Senior Funding, Inc. as administrative agent and collateral agent for the Lenders (the “Agent”).

Among other things, the Amendment:

•	extends the final maturity of the Credit Agreement from February 26, 2021 to August 26, 2021;
•	reduces the aggregate amount of the Lenders’ commitments to make revolving loans under the Credit Agreement from $85.0 million to $55.0 million;
•

increases the interest rates applicable to loans under the Credit Agreement whereby loans under the Credit Agreement will bear interest as follows: (1) eurodollar rate loans will bear interest at a rate equal to the eurodollar rate plus 4.25% and (2) base rate loans will bear interest at a rate equal to the base rate plus 3.25%;

•

makes certain changes to financial covenants including to update the minimum aggregate liquidity covenant and to revise the minimum quarterly consolidated adjusted EBITDA thresholds required to be maintained in the event the Company has positive consolidated total net debt; and

•	makes certain other changes to affirmative and financial reporting covenants and various negative covenants restricting the activities of the Company and its subsidiaries.

In connection with the execution of the Amendment, the Company repaid $28.9 million of indebtedness under the Credit Agreement. Following the execution of the Amendment, $54.8 million of revolving commitments under the Credit Agreement were drawn.

In connection with the execution of the Amendment, the Company paid customary fees and expenses to the Agent and Lenders.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.02        Results of Operations and Financial Condition.

On October 31, 2019,  the Company announced its financial results for the quarter ended September 30, 2019. The full text of the press release issued by the Company in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this Current Report on Form 8-K, including the information set forth under this Item 2.02 and the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1

Amendment No. 5 to the Revolving Credit and Guaranty Agreement, dated as of October 25, 2019, by and among Blue Apron Holdings, Inc., Blue Apron LLC, Morgan Stanley Senior Funding, Inc. and the other parties thereto.

99.1	Press Release of Blue Apron Holdings, Inc. dated October 31, 2019.

EXHIBIT INDEX

Exhibit	Description

10.1

Amendment No. 5 to the Revolving Credit and Guaranty Agreement, dated as of October 25, 2019, by and among Blue Apron Holdings, Inc., Blue Apron LLC, Morgan Stanley Senior Funding, Inc. and the other parties thereto.

99.1	Press Release of Blue Apron Holdings, Inc. dated October 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE APRON HOLDINGS, INC.

Date: October 31, 2019	By:	/s/ Meredith L. Deutsch
Meredith L. Deutsch
General Counsel and Corporate Secretary